04-May-2021
LCI Industries (LCII)
Q1 2021 Earnings Call

CORPORATE PARTICIPANTS
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
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OTHER PARTICIPANTS

Kathryn Ingram Thompson
Analyst, Thompson Research Group LLC
Daniel Moore
Analyst, CJS Securities, Inc.
Frederick Wightman
Analyst, Wolfe Research, LLC
Scott L. Stember
Analyst, C.L. King & Associates, Inc.

Mark Jordan
Analyst, Jefferies LLC
Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Shawn Collins
Analyst, Citi Investment Research

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MANAGEMENT DISCUSSION SECTION

Operator: Good day and thank you for standing by. Welcome to the Q1 2021 LCI Industries Earnings Conference Call. At this time, all participants are in a listen-only mode. Please be advised that today's conference is being recorded. After the speakers' presentation, there will be a question-and-answer session. [Operator Instructions]

I would now like to turn the call over to you speaker today, Chief Financial Officer Brian Hall. Please go ahead.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Good morning, everyone, and welcome to LCI Industries first quarter 2021 conference call. I am joined on the call today by Jason Lippert, President, CEO and Director. We will discuss the results for the quarter in just a moment.

But first, I would like to inform you that certain statements made in today's conference call regarding LCI Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties. As a result, the company cautions you that there are a number of factors, many of which are beyond the company's control, which would cause actual results and events to differ materially from those described in the forward-looking statements. These factors are discussed in our earnings release and in our Form 10-K and other filings with the SEC. The company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.
With that, I would like to turn the call over to Jason Lippert. Jason?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Thank you, Brian. Good morning, everyone, and welcome to LCI Industries' first quarter 2021 earnings call. We are happy to announce that we delivered our best quarter ever to kick off the year. The growing number of RV enthusiasts has continued at a breakneck pace, driving retail demand to all-time highs. As a result, we have the largest number of RVs on the road, which has set us up the most robust replacement cycle in the history of the industry.

Because we have been very intentional over the last eight years around setting up a separate infrastructure to deal with the aftermarket, Lippert has uniquely positioned itself to capture this growth from both lifelong enthusiasts and those just entering the market. Our proven operational expertise and best-in-class customer service will undoubtedly support continued success for many years to come.

During the quarter we achieved an astounding $1 billion in revenue, up 52% year-over-year which was led by double-digit growth across our RV OEM, Europe, adjacent markets, and aftermarket segments. The strength of our non-RV OEM businesses underscores the success of the execution of our diversification strategy we set in motion just 11 years ago and has supported Lippert's continued outperformance.

We also achieved solid content per vehicle expansion considering the current market demographics of record number of first-time buyers generally buying the entry level products. Additionally, we have gained some meaningful market share for this year due to some supplier's inability to execute during this challenging last 12 months, helping to solidify our position as a leading supplier to the RV and marine industries.

RV OEM sales increased 64% year-over-year to $566 million for the first quarter driven by unparalleled retail demand as new RVers flocked to the lifestyle. Further, based on preliminary results, April trends reflect a continuation of that explosive growth. While many in the industry have been faced with supply chain constraints, our team's ability to creatively navigate headwinds showcased our resiliency and strength of our operational leadership. Our supply chain and operations teams have been doing a fantastic job juggling one significant challenge after the next over the past several quarters.

The RV industry remains poised for sustained growth as a new generation of RV enthusiasts have converted a novel passion to a way of life that allows them to experience the outdoors, family, and friends in an affordable and safe way, especially during the uncertainty of COVID.

Underscoring our confidence in the industry, the RVIA's most recent report on 2021 demand shows 533,000 units for wholesale, which surpasses historic levels and surpasses last year's wholesale by a 100,000 units. For the largest survey population ever conducted by RVIA's recent report, data showed that RVing has all of a sudden become popular due to the pandemic. In fact, the amount of RV-owning household is up 85% to 11.2 million households from a survey taken in 2001. It also shows that millennial and Gen Z owners control 22% of these
11.2 million RV-owning households, with over 75% of millennials and Gen Z-ers surveyed saying they intend to buy an RV in the next five years. In total, the survey showed that 9 million households intend on buying an RV in the next five years.

Complementing these trends is the growing popularity and availability of peer-to-peer RV rental services that invite consumers to taste the RV lifestyle, further developing the foundational infrastructure for future growth. There are many new peer-to-peer digital rental platforms, meaning record demand potential RVers who aren't ready to buy, but to try the RV lifestyle out. Many families aren't ready to travel through traditional ways, so we are very excited about peer-to-peer rental opportunity giving families a very easy way to get away in an RV. Despite the ongoing significant wholesale mix shift towards smaller entry-level products geared towards first-time buyers, we continue to deliver content growth in both towable units and motor homes, a testament to the strength of the Lippert brand.

Content per towable RV increased 4% year-over-year to $3,476, while content per motorhome RV increased 9% to $2,525 year-over-year. Going forward, our market share opportunity remains strong, which is likely to drive further content increases.

Operationally, we have a strong foundation to build upon. Along with the six new facilities we announced in the last two quarters, we are committing to further expanding our production capacities by executing additional projects, resulting in over 2 million additional square feet of organic capacity all together. Similarly, our efforts to jumpstart a record number of continuous improvement projects including some great automation projects this year continue to free up manufacturing space, enabling us to add capacity.

Additionally, we expanded our chassis facilities during the quarter, welcoming team members from Wolfpack Chassis, which allowed us to immediately increase our chassis production to meet heightened industry demand and market share gains. We have been gaining market share in chassis in the last year and needed this capacity to quickly bolt on new customers.

Turning to our aftermarket segment, total revenues grew to $184 million, another record for first quarter, up 45% year-over-year supported by the strength in our CURT Group. CURT, which is running at record levels, had strong organic growth across the business. The CURT teams powered through their growing backlog in the first quarter of 2021, which was more than triple what they started with the first quarter of 2020.

To accompany CURT and the truck accessory segment of their operations we successfully executed the bolt-on acquisition of Ranch Hand, an automotive aftermarket supplier of custom bumpers, grill guards, and steps in a roughly $5 billion truck accessory market. We are excited to welcome Ranch Hand team members to the Lippert family and are eager to begin integrating their business into our CURT aftermarket business.

During the quarter we saw an incredible number of used RVs enter the repair and refurbishment cycle. With the surge in popularity and growing number of RVs on the road today, consumers will invariably seek maintenance services, repairs, and upgrades at a much higher level than in years past. As there are a record number of RVs entering their first replacement cycle, coupled with the millions that are already in replacement cycles makes for an incredible season coming for our aftermarket businesses. Lippert remains uniquely positioned to serve this growing community not only through our aftermarket offerings but by leveraging investments and enhancing the customer's experience.

The insight and candid feedback that our customer experience initiative have received through initiatives such as Lippert Scouts, social media, brand ambassadors, and our Campground Project have proven to be invaluable in broadening our competitive advantage in the industry. From letting these customers know we care, to making more customer service programs available, to listening and getting new product ideas, product feedback and suggestions for enhancing our products, this initiative has certainly helped us to become more reliable source for RVers everywhere. We firmly believe helping to play a role in the change of the customer experience will be pivotal to our future success as we support all consumers engaged in the RV lifestyle and become one of the most well-known brands for customer care in the business.
Turning to our adjacent markets, revenue for the first quarter increased 34% to $251 million, driven by strong performance in Marine, which continues to benefit from similar secular tailwinds driving growth across the RV and the aftermarket. Marine remains a primary focus for our diversification strategy and as demonstrated in our recent acquisition of Veada Industries, one of the country's largest boat seat manufacturers.

Additionally, we have strengthened our presence in the Marine space by supporting the largest boat builder in the country, TRACKER Marine, as we just launched our Missouri Marine division not too far from the TRACKER campuses. We are encouraged by the marine industry's scorching growth trends in 2020 and are excited to be expanding our position in the space given the rapid influx of new boaters.

Outside of Marine, we are heavily focused on trailer axles and suspension systems and achieving great market share here along with other products we sell to trailer manufacturers. We are also focused on continuing to build our residential and housing window and door businesses along with the glass solutions and other components for commercial vehicles, power sports vehicles, and buses. Lippert is focused on driving content growth in all these areas as we further expand into additional markets.

Our international business has maintained its momentum with revenues increasing 50% year-over-year to $91 million. We are encouraged by the significant growth opportunity in our international RV OEM segment as our European pop top and other new products have the fastest growing RV vehicle types in North America and Europe, the Class B van market. The various European countries in which we operate including Germany, Italy, the Netherlands and the UK continue to follow closely behind the trailblazing recovery we saw in the US RV and marine markets, indicating a bright outlook for 2021. Europe's ongoing heightened retail demand is strong, as European customers turned toward the outdoor lifestyle. First quarter retail caravan registrations in Europe increased almost 20%.

Our international excitement continues as we see consistent positive trends of US RV OEMs adopting our European designed and manufactured components. This helps solidify Lippert's reputation with OEMs as an innovator with the ability to bring these products to the US market on a regular basis. We remain confident in the ability of our leadership teams to continue to capture demand and drive new growth across the international businesses thanks to the strong market leaders we have there.

In addition to the success of our RV business, we have seen great progress in our marine and rail components businesses in Europe. Both our marine and rail segments businesses there continue to gain momentum through market share and efficiency gains, and look forward to the growth in these two segments in Europe.

All in all, we continue to reap the benefits of our diversification strategy. As we mentioned, we reached a significant milestone in 2020 surpassing more than 50% of our total sales from our adjacent markets, aftermarket and international business. And we are not stopping there. We expect organic and inorganic growth to continue in all these important areas outside of our RV business in the future.

We would be remiss not to state that the 10-year journey we have undergone with respect to our culture and leadership transformation is one of the main reasons we are enjoying the success we are having today. As a result of this transformation in our values and the way we live and lead at work, our team members have made a more conscious decision to stay at Lippert for the long haul. And as a result of that, attrition has slowed, recruiting and retention have improved, and in general, when people get more content and excited about their work, home, and family, they naturally bring more energy, passion, and innovation to the workplace.
Having this base of team member contentment has never been more important than when you go through big challenges or a crisis like we've gone through in the last 12 months. Today there is so much available work in our industries that many people who aren't happy with their company are leaving quickly because of higher compensation available to them. This is disruptive for companies as they end up losing large chunks of their workforce and ultimately creates efficiency, safety, and quality related issues. Our culture and leadership movements have created significant stability in our workforce as our team members and divisions have been able to take on record demand and even significant market share gains in big product categories like windows, chassis, awnings and where some of our peers were shaken up with workforce-related problems.

Our success is also underpinned by our focus on innovation. We remain committed to providing the best experience for the consumers using our products, which includes leading the industry in the advancement of RV and marine component solutions. One great example of this is our TireLinc tire pressure and temperature management systems helping to promote safety within the RV business. We are on track to be prepping thousands of RVs annually, to provide for our aftermarket team the ability to offer this in the aftermarket easily. We are prepping more and more RVs for all sorts of products, and it's easier for the RV OEMs to accept a prep than a full price product. And then from there, our aftermarket teams can figure out a way to sell that component in the aftermarket world.

Safety products also will be a core focus for us over the next several years as we believe consumers will ultimately search for RVs to have the best safety story like they do automobiles.

Switching gears to capital allocation, we continue to remain receptive to the strategic M&A opportunities while remaining laser-focused on integrating our recent acquisitions and paying down debt. At the same time, we are investing in innovation and optimizing our manufacturing footprint to ensure we maintain the appropriate capacity to meet heightened demand for recreational products. At current pace, we look to be close to a 1.5 times levered position at the end of the year considering forecasts and no other acquisitions. We are happy about the way we manage our balance sheet and cash in such a challenging time, and we will continue to be diligent like we have in years past.

In closing, I'd like to thank the nearly 14,000 dependable and dedicated team members across the entire company that contributed to helping power Lippert through the first quarter of 2021 and all of 2020 for that matter, while at the same time cultivating a culture that supports individual team member growth and continuous improvement in all areas of the business. There is no doubt that RVs are a popular way to vacation, even more popular in an era where social distancing and maintaining more control over your environment is important to so many during these times. We look forward to continuing our incredible momentum through 2021 and beyond as we further deliver value for all of our stakeholders.

I will now turn to Brian, our CFO, to discuss in more detail our first quarter financial results.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Thank you, Jason.

Our consolidated net sales for the first quarter increased 52% to $1 billion compared to the prior year with acquisitions contributing $41 million or 6% growth over the prior year and organic growth contributing to the balance driven by strong market performance coupled with solid company execution. Q1 2021 sales to RV OEMs increased 64% compared to the prior year due to the sustained record RV OEM retail demand. Sales to adjacent industries grew 34%. Aftermarket segment sales increased 45%. And international sales increased 50% as consumers continued to turn towards outdoor leisure activities, driving strong demand in our markets across the board.

As Jason mentioned, demand in our core RV and marine markets is at record level, which coupled with the significant inventory replenishment cycle is resulting in record production volumes. Current RV industry production rates would imply 2021 wholesale shipments of approximately 570,000 to 590,000 units, an all-time record for the industry. Growth rates in the marine market are not significantly different as the industry is working feverishly to support demand.

We continue to advance along our diversification strategy with acquired revenues contributing $41 million across the business during the quarter, driven by the recent acquisitions of Challenger Door and Veada. These acquisitions are split across RV OEM, $14 million; Marine OEM, $21 million; and adjacent industries, $6 million.

Subsequent to quarter end, we announced the closing of two transactions. First, Ranch Hand, our first bolt-on acquisitions for the CURT Group. Ranch Hand represents $50 million of acquired net sales, all of which will be classified in our aftermarket segment. Last week we announced the acquisition of Schaudt, which created a strategic presence for us from Germany and represents $25 million of acquired net sales that will be classified in our OEM segment.

We've also driven further content growth in both towable units and motorhomes. Content per towable RV unit increased 4% to $3,476, and content per motorized unit increased 9% to $2,525 compared to the prior year, adjusted to remove the impact of Furrion sales from prior periods.

The content increase in towables was primarily driven by organic growth, offset somewhat by the increased demand for entry-level products. In addition, price reductions passed to our customers during the last 12 months primarily due to commodity index pricing have negatively impacted content growth, and we estimate significant volatility in OEM inventories during 2020 have negatively impacted content growth as well. Pro forma towable content growth is estimated to be approximately 7.5%.

We expanded operating margins by over 340 basis points from the prior year primarily driven by the favorable impact of leveraging organic sales growth along with the increase of operational efficiencies driven by increased automation and lean manufacturing initiatives; partially offset by increased labor expense to meet heightened production requirements and the increasing costs of steel, aluminum, and freight. We anticipate the current headwind from higher input costs to continue through the next quarter. As I mentioned last quarter, while the pricing for many of our products is indexed to steel and aluminum cost there remains the traditional lag time and effectiveness of approximately two quarters.

GAAP net income in Q1 2021 was $74.1 million or $2.93 per diluted share compared to $28.2 million or $1.12 per diluted share in Q1 of 2020, primarily due to the strong growth in sales across all of our business segments.

Adjusted EBITDA increased 68% to $125.9 million for the first quarter. Non-cash depreciation and amortization was $24.5 million in the first quarter while non-cash stock-based compensation expense was $7.4 million for the quarter. We continue to anticipate depreciation and amortization in the range of $100 million to $110 million during the full year 2021 primarily due to increases in capital investments for capacity inefficiencies.

For the three months ended March 31, 2021, cash generated from operating activities was $5 million while $3 million was used for business acquisitions, $21 million for capital expenditures, and $19 million was returned to our shareholders in the form of dividend. Total capital expenditures for the first quarter included 56% dedicated to maintenance, 18% in automation investments, and 26% to new market share.

With RV retail demand at record levels through the first three months of 2021, the industry has faced challenges with supply chain constraints, rising material costs, and tightened labor market, especially in Northern Indiana. To address these challenges, we have strategically managed working capital including intentionally building up levels of certain inventory items to avoid future shortages and have expanded our production capacity. This has allowed us to further cement our relationships with OEMs and grab market share from other suppliers that have experienced supply chain issues.

At the end of the first quarter we had an outstanding net debt position of $730 million, 1.8 times pro forma EBITDA, adjusted to include LTM EBITDA of acquired businesses. We continue to prioritize maintaining a strong balance sheet and targeting long term leverage of 1 to 1.5 times net debt to EBITDA as we work to integrate recently completed acquisitions which we believe will contribute strong operating cash flow.

We continue to expect capital expenditures in the range of $130 million to $150 million for the full year 2021 as we focus on various smaller scale continuous improvement and automation projects that support growth and continue to build capacity that support heightened production rates. With these incredible results we remain confident in our ability to drive growth for LCI and deliver shareholder value over the long term as we continue to execute on our proven growth strategy.

That is the end of our prepared remarks. Operator, we're ready to take questions. Thank you.
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QUESTION AND ANSWER SECTION

Operator: Thank you. At this time we'll be conducting a question and answer session. [Operator Instructions] Your first question comes from the line of Kathryn Thompson with Thompson Research. Kathryn, your line is open.
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Kathryn Ingram Thompson
Analyst, Thompson Research Group LLC
Hi. Thank you for taking my questions today. First, focusing – you've done a great job of managing inflation and supply chain in the quarter. As we look forward and really are looking down the barrel of additional costs going up and pricing actions and particularly with steel and aluminum, how are you able to manage those cost? And are there anything other than price increases that can help mitigate the impact of those cost increases?
Thank you.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah, Kathryn, hi. Specifically around steel, most of that raw material goes into our chassis products and almost 100% of our chassis products are indexed. So we've got a trailing two-quarter lag. So I think the good news is the great results we've had show a significant impact to steel to our bottom line where we won't really see the price increases on those products, the chassis related products until a quarter or two out. We can't see the steel prices going much higher because they're already at record levels, historical record levels. But if they do, they're – we do have an index agreement with our large OEMs to cover us up there, and same with aluminum for the most part.
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Kathryn Ingram Thompson
Analyst, Thompson Research Group LLC
Okay. And as we – you outlined a lot of – several initiatives for growth and also for efficiency. But have you been able to put a number on efficiency gains that came through kind of this painful process of us going through COVID and having to rethink about how we approach the world? So it could be anything where, for instance we're able to have the same output with 70% of the footprint, or any type of metric just to be able to better understand and quantify those productivity gains.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
I think it's – I know Brian's got some comments but I'll chime in just by saying that it's hard to anticipate what the total efficiency gains are, with respect to all the ravaging the COVID had on our business. Over-time is significant right now, we're trying to add capacity like I mentioned in our opening remarks. That will add significant efficiency. But it's really hard to tell how fatigue and how inefficient the workforce is given all the overtime we're putting in to keep up with the OEMs. But I know Brian has got some comments as well.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

Right. And what I'd add to that, Kathryn, is from a financial perspective if you went back to Q3, as we really started ramping up production volumes and trying to deal with the new COVID environment as you called out, we saw some of our best labor rates that we had seen in the last 10 years or so during that quarter. Now, it certainly slipped some when we got into Q4, but it slowly started to improve from there, which I think is – we can credit a lot of that to the automation investments, the lean layouts that we have, the things that we've been investing in for a number of years now that are helping to minimize some of that impact that I think we would have seen had we not done a lot of that pre-COVID.
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Kathryn Ingram Thompson
Analyst, Thompson Research Group LLC
Okay, great. And then final question is just around acquisition and M&A. Always, you've done historically a good job with that. But the world is a little different. And I know you just said that Marine is part of – an important part of your strategy. But as you think about end markets or types of businesses where you are placing greater relative focus, how has that changed and how should we think about your M&A strategy in terms of areas of growth going forward?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
I think a big piece of it is we're just getting more comfortable as we've done more acquisitions around aftermarket, around Europe, and in the international market, around adjacent markets and especially Marine. So if you go back five years ago, we weren't really doing any acquisitions in those spaces, and today we're doing more and more there and getting more comfortable. We're getting to know those markets a lot better and getting to know the players a lot better so that we can have those conversations and look for the strategic fits just like we did the RV business a decade or a decade-and-a-half ago.

So I think we're getting that level of comfort with all these other markets, and that bodes well for us. And we're just going to be very careful and strategic about the fits with respect to leadership, product innovation and growth strategies that really are the foundation of what we what we use to decide what acquisitions we're going to make.
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Kathryn Ingram Thompson
Analyst, Thompson Research Group LLC
And just one quick clarification. Are you primarily focused on fleshing out the Marine and/or kind of that broadly speaking recreation-focused, or would you be – would you looking beyond kind of that core focus?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
I think Marine, being in the recreational segment, being a close number two behind RV, it's always going to have significant opportunity there. But almost a close second are our aftermarket and our adjacent markets in the Europe – the Europe market, so, for RVs and Marine over there. So it feels like we've got four real strong buckets of opportunity outside of RV, and there's still opportunities in RV. So we're just trying to be real selective with the ones that we – the ones that we choose right now.
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Kathryn Ingram Thompson
Analyst, Thompson Research Group LLC
Okay. Great. Thank you very much.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yes.
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Operator: Your next question comes from the line of Daniel Moore with CJS Securities. Daniel, your line is open.
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Daniel Moore
Analyst, CJS Securities, Inc.
Good morning, Jason and Brian. Thanks again for taking the questions.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Hi, Dan.
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Daniel Moore
Analyst, CJS Securities, Inc.
Maybe just talk a little bit about the Schaudt acquisition. Any more detail in terms of growth rates, margin profile, and then does it set you up for more M&A in Germany? And any more detail on the European caravan outlook in general would be great.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. The caravan outlook is rosy there. As we mentioned in our opening remarks, I mean, the wholesale looks like it's 25% in that range right now. So it's starting to closely trail what we're seeing here in North America. It's important to have a German presence. And we've been looking for a good German company to fit strategically with our business for – since we've been doing business in Europe, and Schaudt's our first acquisition. We have – we've had an office in Germany with some German executives that are helping us work through the RV business over there. But I tell you that with respect to Schaudt's product, really the impetus there was just we wanted the ability to have the same kind of technology head start, integrating smart technology with our products, control systems, things like that, that we do here in the US – it's been a huge advantage for us here in the US to have smart technology integrated into all of our components where we can and just add the tech to our components that we've had traditionally and in all of our new products, and we need the same thing there. And they were they were the best option for us to go forward. And probably the biggest opportunity there is they've got a very limited customer base and over there we do business with every OEM like we do here, so we can easily move their products through the distribution channels to other customers that they just don't have relationships right now. So we should be able to grow up pretty well and pretty quick.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
And Dan, I'd add to that as I said in my opening remarks I think that about $25 million business, US dollar- accretive EBITDA margins, pretty typical type purchase price from what we've seen in the past from a multiple perspective. So nothing really unusual there. So great synergies expected out of material savings and being able to cross-sell products, move – bring more of their products over here to North America because there really aren't products like theirs here. So those are some highlights I'd say from a financial perspective.
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Daniel Moore
Analyst, CJS Securities, Inc.
Perfect. And then switching gears, April obviously got off to an extremely strong start for Q2, $365 million revenue. Is that a reasonable run rate to think about given some of the supply chain constraints et cetera?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
From my perspective – from our perspectives in the company, that's what it feels like. We're going to continue to grow as long as the retail demand is there. OEMs are adding capacity. If you take the four months that we've got in the books in terms of run rate – and again, we supply one-to-one chassis just for every – just about every unit out there, the ones we don't supply on maybe 15% of the total business, we know what those manufacturers are running so we can fill in the blanks pretty easy.

And if you look at the first four months and then take the run rate on the next eight months, it's a 580,000-type run rate which the industry is projecting 530,000. So we can – we know the number is going to be easily in between those two. It's just where's it going to wash out. But right now supply chain hasn't held up the business – the RV business much. It's holding up the marine business a little bit but it hasn't held up the RV business much and they're – the OEMs are adding capacity. So you put two and two together, and you kind of figure that it’s going to be north of 533,000 for sure.
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Daniel Moore
Analyst, CJS Securities, Inc.
Indeed. That's really helpful. And then maybe last, the 1.5 million – sorry 1.5 times leverage ratio that you kind of threw out at year-end, is that just kind of descriptive or is that kind of a goal? Should we think about more M&A opportunistically or you kind of focused on debt pay down in the near-term? Thanks.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah, Dan, it's Brian. We typically target somewhere between 1 times and 1.5 times, but certainly when the market is right and we get the right strategic opportunities we would – we certainly don't have an issue being up 2 times or even north for the right opportunity. So that's more of our long-term target. But we'll see how things play out. And we've certainly invested a lot as we mentioned in working capital to be prepared and provide a bit of a buffer so that we don't have as many supply chain issues. And that coupled with some acquisition opportunities could certainly keep us north of that. But that's our long-term target.

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Daniel Moore
Analyst, CJS Securities, Inc.
That's what – that's perfect. Thank you again for the color. Look forward to catching up in a couple of weeks. Thanks.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Sure, Dan.
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Operator: Your next question comes from the line of Fred Wightman with Wolfe Research. Fred, your line is open.
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Frederick Wightman
Analyst, Wolfe Research, LLC
Hey guys. Good morning. Thanks for taking the question. I just wanted to touch base on that 570,000 to 590,000 run rate that you touched on and whether you think that that's appropriate. And then given the seasonality, that seems to imply a bit of a slowdown versus the 54,000 that the industry posted in March. So, wondering if you could just sort of touch on longer term if you think that's a good industry number. And then sort of more near-term, how we should think about a posted wholesale numbers over the next few months given that backdrop.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. I think we just got to keep connecting the dots. And, looking at Camping World's release this morning and they showed a deficit or a reduction of 339 million or so in inventory – on new inventory. So as long as the inventories stay depressed, retail demand stays high, I mean we're going to have this issue ongoing.

I mean if you take April's run rate, I mean we're at a 605,000 – you roll that 12 months, you're a 605,000 number on our calculation. So, I mean the industry is running really strong right now and inventories don't seem to be improving much and retail demand still seems very heavy. So until those two needles start moving in the other direction, we're kind of locked in this range.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
And Fred, I would add to that to be consistent with kind of how I've been describing it for a while. We've been trying to track as closely as we can the weekly production rates. So wholesale is one thing as you know, and there can – certainly when we've had some supply chain disruption here or there, that can create a bit of a disconnect between wholesale shipments and production rate. So I think we've been close to a slow ramp up through the first three months of the year. And when we hit April it's been somewhere – we'd estimate somewhere around 12,500 units and north per week. That was pretty consistent all through April. So I would anticipate that barring supply chain disruption that that rate would remain pretty consistent, and as Jason said, as new capacity comes online, likely even increase from there.

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Frederick Wightman
Analyst, Wolfe Research, LLC
That's really helpful. I guess just to shift to the margin front, Brian, last quarter you talked about 100 to 200 basis points of sequential gross margin pressure and then sort of a high teens operating margin leverage figure. It looks like you sort of came in towards the higher end of that gross margin side but a little bit light on the operating margin leverage. Could you sort of just walk through where the disconnect was? Was it just higher materials, some of the labor issues, and how we should think about those going forward?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah, I mean a couple things I would call out. One, I think the timing on some of the material, the inflated material costs pulling through our P&L was likely off a little bit, so I would temper your expectations some for Q2, as that's likely what happened is it's delayed the pull through on that to Q2. We certainly have some additional price adjustments as Jason mentioned when indexes will continue to ramp up on steel and aluminum products when we get to Q3.

So Q2, you might see a little bit more of that pull through. And then it was mainly offset then on – we exceeded expectations on sales growth. So, certainly leveraging that sales growth on our fixed cost, definitely where we saw the offset in the margin.
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Frederick Wightman
Analyst, Wolfe Research, LLC
Perfect. Thanks, guys.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Thanks, Fred.
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Operator: Your next question comes from the line of Scott Stember with C.L. King Scott. Your line is open.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Good morning guys and thanks for taking my questions as well.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Good morning, Scott.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.

Just to get back to the margins, Brian, you gave a pretty good walkthrough about the cadence. But where do you see, assuming no further hiccups with regards to – or major increases in steel and aluminum, and what kind of a run rate from an operating margin standpoint would we be looking at as we exit 2021 heading into the following year?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah, I mean, I continued to say that as our aftermarket business grows, which has now it's been north of 20% of our business for the last couple of quarters, that's certainly the area that I would anticipate us long-term continuing to see some margin appreciation there. From the OEM side of the business it seems to kind of hover in this 8% to 10% type range. So I think that I would expect that pattern to continue through the remainder of the year and into 2022.

So like I said, I think that we could see from a cadence perspective maybe a little bit of a pullback as we continue to fight some of the inflation in steel and aluminum and the timing of those price adjustments, but then likely see that bounce right back up into this – the range that we're seeing at least for this quarter; and as aftermarket continues to grow, to maybe even see some further appreciation from there.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. I think it's really important, Scott, to understand that from a steel standpoint and it being close to 30% of our total business on the chassis side or right around there, going from the $0.28 to $0.30 a pound mark upwards toward 70% historical highs, that's impacted us pretty significantly pretty quick and we won't recover that until a quarter or two. So that's a big piece. Our efficiency gains will continue to get better as we right size capacity.

And then we've got other issues like marine not cranking at 100% right now and closer to 70% because they're just allocated on certain products including foam on seating, which is one of our big ones. So that's impacting everybody in the marine side and that'll be back up to 100% toward the end of the month or north of a 100% because they'd all like to run more boats than what they were running before the allocations hit.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Yeah. And touching on some of the automation projects, could you just give us an update on the I-beam facility and the recent acquisition that you made to gain capacity? Are there any plans to take that chassis operations and integrate it into the I-beam production ones?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah, that's one of our plans. We want to continue to expand on the automation. We've already started in chassis. It's the largest project by 5x that we've ever taken on. So it was a big project. It's taking a little bit longer to get where we want but we're making progress every month and getting to a point where it's paying dividends.

I mean, we wouldn't be able to keep up with chassis capacity today if we didn't have it, given the fact that we've not only seen record demand on chassis but we've taken a lot of market share there over the last handful of months. And then we've got several – we've had several window automation projects hit that are doing phenomenal. And we've got a 300,000 square foot facility we're implementing right now all for glass processing, everything from our current standard glass doors and windows on the RV side to motorhome windshield products and things like that. That'll be coming later this year.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Got it. And then just last question, Jason, can you just give us your views for retail in RVs for the full year?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Oh man, you've got – you probably got as good a handle on that as I do. Like I said earlier, we're looking at inventories and what the dealers are having to say about low inventories and kind of watching that, and also looking at the dealer feedback regarding lot traffic and things like that. And it doesn't seem to be slowing down. So what we do know is that we'll get a little bit of notice when the lot traffic and retail sales start to start to ease up. But we don't see any of that in sight right now.

So you look at some of the reports that KOA and the RVIA association did here recently. And you look at the feedback on people running to the outdoors to spend their leisure time right now, 10 million new camping households to KOA's report just this past year. Millennials surveyed – 85% millennials and Gen Z saying that they would buy an RV in the next five years. 9 million households through the survey said that they buy in the next five years in total. And those are significant numbers. And I think that just alludes to the fact that people are looking to the outdoors for – outdoor recreation for what it is that they're going to do with their free time. So I think that that's a good sign for our industry.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Got it. Thank you so much.
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Operator: Your next question comes from the line of Bret Jordan with Jefferies. Bret, your line is open.
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Mark Jordan
Analyst, Jefferies LLC
Good morning. This is Mark Jordan on for Bret. This may have already been discussed but just thinking about the net sales during April, can you maybe break out what portion of that is organic and what might be due to some recent acquisitions?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

I would tell you that so for the first quarter, acquired revenues were $41 million, I believe, and that should be at least what we saw in April. About the only thing you'd have is a little bit of Ranch Hand which is about a $50 million acquisition or $50 million of acquired sales; and then Schaudt now here at the end of the month, $25 million annual acquired sales. So we got a little bit of Ranch Hand to that $41 million which represents the fourth quarter acquisitions that we did, plus now what Ranch Hand and Schaudt will be adding to the business on a go forward basis would be how I'd look at it.
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Mark Jordan
Analyst, Jefferies LLC
Okay. Great. And then just thinking about the aftermarket business, can you talk about what's really driving some of the strength there? And is it broad-based strength you're seeing across all product categories or maybe is there certain product categories that are really outstanding right now?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
I think it's pretty broad. And in a lot of our replacement parts and repair parts, I mean that's probably the strongest because the service bays are all full at all the dealerships. I mean there's a lot of dealers adding capacity in service. So I mean, I'd say service in general, service and repair, warranty, it's pretty backed up across the industry because there's been so many units added to the food chain over the last couple of years.

So probably repair and service parts, but all of our upgrade parts from furniture and all the other accessories and bells and whistles that we have in the aftermarket are doing great. We're expanding our marine aftermarket.
We've really been focused there. It was somewhat of a focus, but we've kind of integrated that with our RV aftermarket teams, so it's kind of a recreational aftermarket team now that services both areas. And so Marine's doing better and we're finding more and more products to plug in there.

One of the great things about aftermarket is we don't have to supply the part on the OEM side, so we're out asking all of our aftermarket partners and customers what they need. And because of our size we can go on procure things pretty quickly and take the place of some of these smaller suppliers that are having problems, and be in on sales on products this year that we weren't selling last year. So that's good across the board and it's going to continue to grow.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
I would definitely add to that CURT. I mean, CURT is definitely on the hitch side of the business. They've set a record every month for I don't know how many months now, so their business continues to grow substantially. I think a lot of that's driven by the demand that you see and all the outdoor recreational products, but as well as some restocking. I think a lot of the wholesale distributors depleted a lot of their inventories last year and so they continue to restock their shelves as they're looking at increased demand as well.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

I'm glad Brian brought CURT up. It's been a tremendous acquisition for us. We've grown significantly to the tune of $150 kind of run rate million on what we bought it for. In just a short time that we've owned it, I think we acquired it in January of 2020?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
December. It was 2019.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
December of 2019, so. And since we've owned them they've overtaken number the number one spot on hitches. So they've done really good.
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Mark Jordan
Analyst, Jefferies LLC
Okay. Great. Thank you very much for taking our questions.
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Operator: Your next question comes from the line of Steve O'Hara with Sidoti. Steve your line is open.
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Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Hi, Good morning. Thanks for taking my question.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Hey Steve.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Hey.
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Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Hi. Just maybe go into the acquisitions you guys made recently. And CURT, I mean CURT obviously seems like a well-timed and well executed acquisition, larger size than I guess any of recent memory. Just wondering how you think about the size of acquisition going forward. I mean it would seem that these smaller deals are maybe great from a return standpoint but don't move the needle as much going forward. Now that you're at kind of $1 billion in sales for the quarter, how do you think about that? Or are you able to kind of grow these things much more quickly once they get into your system?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Yeah I think you've hit the nail on the head. I mean we're typically – we're buying say the smaller companies from
$20 million to $50 million. I mean we're – one of the big factors is just the rate at which we think we can grow them and the growth track that they're already on.

So I mean that's the most strategic part of the fit. We're looking for good leadership. That's always important. But that growth run rate is super important and we tend to find companies and acquire companies that that have that great growth track where we can double them or triple the sales over the course of five years.

And innovation's huge. So we're looking for companies that have innovative products in the pipeline or ideas to bring innovation and innovative products to the market. So that's always important. We never look at the number. We don't look at the size. We look at the additive value that they can add once they become part of our family and how we can integrate and synergize the business. But the big ones have come along. We've been looking at CURT for a long time prior to the time that we bought it, and it was just a good timing for both parties. And we're always looking at a few bigger ones. TaylorMade was of a good sized acquisition we made in 2018 on the Marine side. Great brand and I think it was $140 million in revenues at the time we purchased. So we're looking at those. But it's got to fit the other pieces of the acquisition requirements for us, which is leadership, innovation, and growth trajectory.
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Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay, got it. That's helpful. And then just maybe on your comments, I think in the press release, it seemed to imply that the upgrade cycle was starting to begin or had started already. Is that starting on the RV side or is that something you're just kind of expecting to happen and will be a benefit?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
So, there's already millions of RVs in the replacement cycle today. But you look at the last three, four years of production which we would consider the RVs coming into the replacement cycle now. It's the largest population of RVs that have ever entered the replacement cycle, and we're smack dab in the middle of repair parts, service- related activity, and then upgrades for people that are maybe buying the used that are being traded in for all these new units.

So that's where the big growth in our aftermarket – the big organic growth in our aftermarket is right now is in all those areas, so. And then you look at the – you add to that the population of RVs that are being produced last year, this year, next year probably. Those are – again you're talking about doubling up what's coming in over the last four years. And that's a – I mean it's significant amount of units that are going to hit our business on the aftermarket side. And it's good business for us.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Typically about three- to five-year cycle on that, Steve, is what we've at least historically seen.
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Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay. And I mean I guess since I believe things have trended towards entry level at least maybe in the last year or so, it would seem like that might be a big impact to going forward. And maybe just on the inventory, maybe you mentioned this, but can you just talk about when you think the inventory normalizes assuming kind of current thinking on retail and wholesale within RV and Marine?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. I mean we'll take a stab at it but it all comes down to retail. From a wholesale perspective like we mentioned, you're probably on a 580-ish – 570,000 to 590,000 is what we said before on that kind of pace. So barring any disruption from supply chain et cetera, I think retail is what it comes down to. I think that at the end of February, because most recent retail hasn't come out yet, I think we're on almost 520,000 unit retail rate on a trailing 12-month basis. I would anticipate that to climb here in the coming months but then likely kind of level off as we hit some of those all-time record retail months that we saw late last year. And likely inventories might disrupt that or at least the absence of inventory might disrupt that a little bit as well. But if that put you on a 525,000, we could be rebuilding inventories by 50,000 units or so during this year. And I think that – I think they were depleted by 70,000 or 80,000 units last year. So we're still not there even at the end of this year. So that's why I think the expectation is that this still runs into 2022. Maybe the first half of the year is when you could maybe bridge the gap on that remaining inventory depletion that we've experienced last year to fill that void.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
And we've got the same opportunity in Europe as well. They're significantly behind on dealer inventories, almost a year out to get product if you're on the retail side.
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Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay. All right. Thank you. Appreciate your time.
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Operator: Your final question comes from the line of Shawn Collins with Citigroup Research. Shawn, your line is open.
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Shawn Collins
Analyst, Citi Investment Research
Great. Good morning, Jason and Brian. How are you guys doing today?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Good morning.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Good.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Good. Thanks.
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Shawn Collins
Analyst, Citi Investment Research
Good. Hey, my question is on the recent German acquisition and the international segment. Just wondering is the European OEM market experiencing some of the same supply chain challenges being experienced here in the US, and if so to what extent?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. So the ones that we're aware of are pretty substantial. They've got some chassis related issues for motorhomes that appear to be impacting like 10% to 15% of their total European production. So it's significant, but it's not crippling. So all the rest of the supply chain seems to be able to manage and stay resilient and work around some of the daily issues that we experienced here over the last 12 months.

So we – as long as the chassis suppliers can get back healthy over there, because their production is 60% motorhomes. So over here, motorhomes have an issue or opportunity, it's not that big of a sting. But over there, if motorhomes hiccup, it's a bigger problem. But all in all, we feel that once they get past the motorhome chassis they can get past the supply chain-related issues. They're running hot in terms of wholesale and increases there but not nearly as hot as what the US market seems to be but still up pretty good.
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Shawn Collins
Analyst, Citi Investment Research
Okay. Great. That's helpful. And then just a follow-up on the same subject, the new German acquisition. I'm presuming it's a large supplier to Erwin Hymer of Thor over there. Is that correct?

And then second with that, I'm thinking the margins on that German business are potentially lighter than the US margins, which is in line with what we kind of see between Erwin Hymer and Thor’s US business?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. So like Brian said earlier. It's a $25 million revenue business and it's all tech-related. So typically the tech margins are going to be a little bit higher than normal. So you might not look at it as compared to a normal widget because it's in a tech field. And Erwin Hymer is their largest customer.

But in Europe, we do just as much business with the other large player over there, Trigano, as we do Hymer. So that's where the opportunity is for us, is to introduce them to other customers like them that they're not doing any business with and jump their sales up pretty significantly, pretty quick because they've got capacity.
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Shawn Collins
Analyst, Citi Investment Research
Great. That's helpful. Thank you, guys.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Thanks.
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Operator: This concludes our question-and-answer session. I will now turn the call back over to Jason Lippert for closing remarks.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Well, thanks for tuning in to listen to our great quarter. We're excited to report next quarters earnings and we'll talk to you guys all then. Thanks for tuning in. Bye-bye.
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Operator: This concludes today's conference call. You may now disconnect.

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The audio events contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this audio events that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to the Company's future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, and financial condition, liquidity, covenant compliance, retail and wholesale demand, integration of acquisitions, R&D investments, and industry trends, whenever they occur in this audio events are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this audio events, the impacts of COVID-19, or other future pandemics, on the global economy and on the Company's customers, suppliers, employees, business and cash flows, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this audio events are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.